Exhibit 99.1


              SUPERVALU Declares Quarterly Dividend and
                 Authorizes Share Repurchase Program


   MINNEAPOLIS--(BUSINESS WIRE)--April 18, 2007--The Board of Directors of SUPERVALU INC. (NYSE:SVU) today declared a regular quarterly dividend of $0.1650 per share. The dividend is payable on June 15, 2007 to stockholders of record as of the close of business on June 1, 2007. As of April 17, 2007, there were approximately 209 million shares outstanding. SUPERVALU has consistently paid a dividend for more than 60 years.

   Share Repurchase Authorization

   SUPERVALU's Board of Directors today adopted a new annual share repurchase program authorizing the company to purchase up to $235 million of the Company's common stock. Stock purchases will be made from the cash generated from the settlement of stock options and the Hybrid Income Term Security Units equity issuance. The annual authorization program announced today replaces all existing share repurchase programs.

   About SUPERVALU

   SUPERVALU INC. is one of the largest companies in the United
States grocery channel with annual sales of approximately $40 billion. SUPERVALU holds leading market share positions across the U.S. with its approximately 2,500 retail grocery locations. Through SUPERVALU's nationwide supply chain network, the company provides distribution and related logistics support services to more than 5,000 grocery endpoints across the country. SUPERVALU currently has approximately 200,000 employees.

   CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995

   Except for the historical and factual information contained herein, the matters set forth in this news release, including statements as to the progress and expected benefits of the combination of the operations of Albertson's, Inc. that were acquired in June 2006 with those of SUPERVALU, such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "estimates," "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected, the possibility that costs, including costs related to purchase accounting estimates of fair value, or difficulties related to the combination of Albertsons operations into SUPERVALU will be greater than expected, and the impact of competition, economic and industry conditions, security and food and drug safety issues, severe weather and natural disasters, escalating costs of providing employee benefits, and other labor relations issues including contract negotiations, expansion, liquidity, legal and administrative proceedings, regulatory and accounting matters, changes in operating conditions, and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

   You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


    CONTACT: SUPERVALU INC.
             Yolanda Scharton (Investors and Financial Media)
             952-828-4540
             Yolanda.scharton@supervalu.com